UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange
5.50% Subordinated Notes, due 2064	NRUC	New York Stock Exchange

Item 2.06	Material Impairments.

On July 6, 2020, as part of its year-end assessment of its loan portfolio for impairments, National Rural Utilities Cooperative Finance Corporation (“CFC”) determined that a $168 million loan to Deseret Generation & Transmission Co-operative (“Deseret”) was impaired at May 31, 2020. In May 2020, Deseret provided CFC with an updated long-term forecast of its operating results and cash available to make payments to CFC for the period through December 2026. CFC performed a review of the forecast and assumptions and now believes that the total cash payments it will receive from Deseret through December 31, 2026 will not be sufficient to repay the full $168 million outstanding loan balance at May 31, 2020 and, as a result, CFC has classified the Deseret loan as impaired and placed it on non-accrual status with respect to interest income recognition. CFC expects to record an asset specific allowance of $34 million to cover the impairment on its $168 million loan to Deseret as of May 31, 2020.

Notwithstanding the impairment classification, Deseret is expected to remain in compliance with the requirements of its loan contract through December 2026 because the Deseret loan contract provides for a range of payments in 2024 and 2025 based on Deseret’s operating results. CFC has $29 million of other loans outstanding to Deseret at May 31, 2020 and such loans have not been classified as impaired as debt service on these loans has a priority over the debt service on the $168 million impaired loan. CFC expects to collect all amounts due per the loan agreements on the additional $29 million of loans to Deseret.

CFC expects to file its audited financial statements for the fiscal year ended May 31, 2020 in its Form 10-K with the Securities and Exchange Commission by the required filing date of August 31, 2020. The $34 million asset specific allowance is subject to change as CFC’s review process will continue through the filing of the Form 10-K. The impairment charge will not affect CFC’s compliance with debt covenants under its existing indentures and credit facility agreements.

This Current Report on Form 8-K contains certain statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions regarding future business and financial performance and describe the Company’s future plans, strategies and expectations, are generally identified by the Company’s use of words such as “intend,” “plan,” “may,” “should,” “will,” “expect,” and similar expressions. All statements about future expectations or projections are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from the Company’s forward-looking statements due to several factors. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  July 10, 2020